SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                                 FORM 8-K



                              CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



        Date of Report (Date of earliest event reported):  March 5, 1999


                             Virbac Corporation
                   (formerly Agri-Nutrition Group Limited)
             (Exact name of registrant as specified in its charter)


  Delaware                          0-24312                      43-1648680
 (State of                  (Commission File No.)               (IRS Employer
Incorporation)                                               Identification No.)


                             3200 Meacham Boulevard
                            Fort Worth, Texas 76137
             (Address of principal executive offices, including zip code)



                                (817) 831-5030
              (Registrant's telephone number, including area code)




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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     On March 5, 1999 (the "Effective Time"), Virbac S.A., a French corporation that manufactures veterinary pharmaceuticals ("VBSA"), acquired control of the Company (as defined below) through its wholly owned subsidiary Interlab S.A.S., a French corporation formed for the purpose of holding shares of the Company ("Interlab"), in connection with the merger (the "Merger") of Virbac, Inc., a Delaware corporation ("Virbac"), that manufactured and distributed animal health products, with and into Agri-Nutrition Group Limited ("Agri-Nutrition"), with Agri-Nutrition surviving the Merger and changing its name to Virbac Corporation (the "Company"). Immediately after the Merger, all of Virbac's operating assets were transferred to Virbac AH, Inc., a Delaware corporation that is a newly formed, wholly owned subsidiary of the Company that will continue the pre-Merger business of Virbac.

     The change of control and the Merger were effected pursuant to the Agreement and Plan of Merger, dated October 16, 1998, as amended (the "Merger Agreement"), among Agri-Nutrition, VBSA, Virbac, and by addendum, Interlab. At the Effective Time of the Merger, the issued and outstanding shares of Virbac Common Stock, then held by Interlab, automatically converted into the right to receive 12,580,918 shares of the Company's Common Stock (the "Merger Shares"), or approximately 58% of the Company's outstanding Common Stock after the Effective Time. Immediately prior to the Effective Time, VBSA, through Interlab, made a cash contribution of approximately $15.7 million to Virbac (the "Cash Infusion"). The Cash Infusion was made in order to (i) assure that Virbac's outstanding debt did not exceed its cash as recorded at December 31, 1998, (ii) provide for approximately $0.2 million of Virbac's expenses related to the Merger, (iii) provide $3.0 million for a cash tender offer for up to 1 million of the Company's shares at a price of $3.00 per share, that is required to be conducted by the Company within 60 days after the Effective Time and (iv) provide approximately $3.7 million as working capital for the Company.

     In addition, the Company will, in March 2001, and under certain circumstances, commence a second tender offer to purchase 1,395,000 shares of the Company's outstanding Common Stock (excluding the Merger Shares, which Interlab has agreed not to tender, and certain other shares) at a price of $3.00 per share.

         As of the Effective Date, the Board of Directors of the Company was reconstituted to include a majority of directors designated by VBSA. In addition, VBSA and Agri-Nutrition agreed that, as set forth in the Merger Agreement, Interlab would cause its directors to nominate and vote for a minority stockholder director for election to a successive three-year term commencing at the annual meeting of stockholders in 2002.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         See Item 1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial statements of the business acquired.

         The following financial statements of Virbac are incorporated herein by reference to the Proxy Statement of Agri-Nutrition for the 1999 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on February 10, 1999 (file no. 0-24312):

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         Report of Independent Public Accountants
         Consolidated Balance Sheets as of December 31, 1997 and 1998 Consolidated Statement of Operations for the Years Ended December 31,
             1996, 1997 and 1998
         Consolidated  Statement of Stockholders' Equity for the Years Ended
             December 31, 1996, 1997, and 1998
         Consolidated Statement of Cash Flows for the Years Ended December 31,
             1996, 1997 and 1998
         Notes to Consolidated Financial Statements

         (b) Pro Forma financial information.

         The following unaudited pro forma financial statements are incorporated herein by reference to the Unaudited Pro Forma Financial Information section of the Proxy Statement of Agri-Nutrition for the 1999 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on February 10, 1999 (file no. 0-24312):

         Unaudited Pro Forma Condensed Combined Balance Sheet Data and the
             explanatory notes thereto
         Unaudited Pro Forma Combined Statement of Operations - 1998 and the explanatory notes thereto

         (c)  Exhibits.

         2.1 Agreement and Plan of Merger, dated October 16, 1998, by and among Agri-Nutrition, VBSA, Virbac and by addendum Interlab (incorporated by reference to Exhibit 2.1 to Form 8-K filed with the Commission on November 17, 1998, file no. 0-24312)

         2.2 Addendum to the Agreement and Plan of Merger, dated January 18, 1999 (filed herewith)

         2.3 First Amendment to Agreement and Plan of Merger, dated November 20, 1998 (filed herewith)

         2.4 Second Amendment to Agreement and Plan of Merger, dated February 10, 1999 (filed herewith)

         99.1 Press release of the Company dated March 5, 1999 (filed herewith)

ITEM 8.  CHANGE IN FISCAL YEAR

         On March 5, 1999,  the Company  fiscal year end was changed to December
31. Because the Company is accounting for the Merger as a reverse acquisition and has adopted the fiscal year end of Virbac, the accounting acquiror, no transition report will be filed.

         The next quarterly report beyond the quarterly report for the quarter ended January 31, 1999 will be filed for the quarterly period ended March 31, 1999 (based on the new fiscal year end).



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                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      VIRBAC CORPORATION



                                      By:  /S/ ROBERT J. ELFANBAUM
                                              Robert J. Elfanbaum
                                            Chief Financial Officer


Date: March 17, 1999

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